Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 nos. 333-186849, 333-179692) pertaining to the Nonqualified Stock Purchase Plan of Koninklijke Philips N.V. of our report dated October 24, 2022, with respect to the financial statements of Philips North America Nonqualified Stock Purchase Plan included in this Annual Report (Form 11-K) for the year ended July 31, 2022.

/s/ Ernst & Young LLP

Boston, Massachusetts

October 24, 2022